EXHIBIT 16.1

February 7, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K – Amendment No. 1 dated February 7, 2003 of Rx Medical Services Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GRusk
Partner

GR:ms

pc:	Mr. Michael Goldberg, Chief Executive Officer Rx Medical Services Corp.